EXHIBIT 99.2

Audit Opinion of Predecessor Independent Public Accountants

(Confidential Treatment Requested)

Report of the Independent Public Accountants

To the Board of Directors of

Santander Securities Corporation and Subsidiary:

We have audited the accompanying consolidated statement of financial condition of Santander Securities Corporation (a Puerto Rico corporation and an indirect wholly owned subsidiary of Grupo Santander Central Hispano, S.A.) and Subsidiary (the Company), as of December 31, 2001 and the related consolidated statement of income and deficit, changes in subordinated borrowings and cash flows for the year then ended that are to be filed pursuant to Rule 17a-5 under the Securities and Exchange Act of 1934. These consolidated financial statements and the schedules referred to below are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and schedules based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Santander Securities Corporation and Subsidiary at December 31, 2001, and the results of their consolidated operations and cash flows for the year then ended in conformity with accounting principles generally accepted in United States.

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The information contained in Schedules I and II are presented for purposes of additional analysis and are not a required part of the consolidated financial statements, but is supplementary information required by Rule 17a-5 under the Securities Exchange Act of 1934. This information has been subjected to the auditing procedures applied in our audit of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

Arthur Andersen LLP (1)

San Juan, Puerto Rico,

January 25, 2002.

Revenue Stamp No. 1760076

has been affixed to the

original copy of this report.

(1) This report is a copy of the previously issued report covering 2001, 2000 and 1999. The predecessor auditors have not reissued this report.